EXHIBIT 10.6


                             IVDESK MINNESOTA, INC.
                     EXECUTIVE/OFFICER EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT, dated this 14th day of September, 2012, is by and between IVDesk Minnesota, Inc., a Minnesota corporation (the "Company"), and James Polakowski, a Minnesota resident ("Executive").

                                 R E C I T A L S

         WHEREAS, The Company desires to continue to employ Executive as President and Chief Operations Officer of the Company and Executive desires to accept employment as President and Chief Operations Officer ("PRES/COO") of the Company on the terms and conditions set forth below,

         NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the Company and Executive agree as follows:

ARTICLE I. DEFINITIONS

         Capitalized terms used in this Agreement shall have their defined meaning throughout the Agreement. The following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

         1.1 "AGREEMENT" means this Executive Employment Agreement, as the same may from time to time be amended or extended.

         1.2 "BASE SALARY" means the total annual cash compensation payable on a regular periodic basis, without regard to voluntary or mandatory withholdings as set forth at paragraph 3.1 of this Agreement.

         1.3 "BOARD" means the Board of Directors of the Company.

         1.4 "CAUSE" has the meaning set forth at paragraph 4.2 of this Agreement.

         1.5  "CHANGE-OF-CONTROL"   means  a  person  or  entity  has  become  a
Successor, as defined in paragraph 7.2.

         1.6 "CONFIDENTIAL INFORMATION" means information that is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential Information means any information not generally known in Company's business by third parties including by competitors or the general public. It includes all information about Company, its systems, its technology, technology development, practices, operations, and trade secrets. It also includes information about customers, marketing, product positioning, pricing, sales, data processing, compensation and finances. For example, confidential information may be contained in marketing plans for proposals, customer lists, and the particular operations of Company business, the identity of clients and potential clients and promotional data. Executive further agrees

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that the contents of this Agreement are confidential, and shall not be disclosed to anyone by Executive (including disclosure to other employees of Company) without the express consent of the Company CEO. Executive may disclose this Agreement, and the contents thereof, to his or her legal, tax, accounting or other advisors, and immediate family members, provided they agree to be
similarly  bound  to  maintain  the  confidentiality  of  this  Agreement.   All
information that Executive has a reasonable basis to consider confidential is Confidential Information, whether or not originated by Executive and without regard to the manner in which Executive obtains access to this and any other proprietary information.

         1.7 "DATE OF TERMINATION" has the meaning set forth at paragraph 4.6(b) of this Agreement.

         1.8 "DISABILITY" means the unwillingness or inability of Executive to perform Executive's duties under this Agreement because of incapacity due to physical or mental illness, bodily injury or disease for a period of twelve (12) months, as determined by an independent physician selected by Executive. If the Company provides written notice within ten (10) days to Executive that it objects to the determination of the independent physician, then the Company shall select an independent physician within such ten (10) day period and the named physicians of each of Executive and the Company shall within ten (10) days thereafter select an examining independent physician. The opinion of the final examining physician shall be binding upon the Company and Executive. The Company shall assume the costs for the applicable disability determination.

         1.9 "GOOD REASON" has the meaning set forth at paragraph 4.3 of this Agreement.

         1.10 "NOTICE OF TERMINATION" has the meaning set forth at paragraph 4.6(a) of this Agreement.

         1.11 "PLAN" means any bonus or incentive compensation agreement, plan, program, policy or arrangement sponsored, maintained or contributed to by the Company, to which the Company is a party or under which employees of the Company are covered, including, without limitation, any stock option, restricted stock or any other equity-based compensation plan, annual or long-term incentive (bonus) plan, and any employee benefit plan, such as a thrift, pension, profit sharing, deferred compensation, medical, dental, disability, accident, life insurance, automobile allowance, perquisite, fringe benefit, vacation, sick or parental leave, severance or relocation plan or policy or any other agreement, plan, program, policy or arrangement intended to benefit employees or Managers of the Company.

ARTICLE II. EMPLOYMENT, DUTIES AND TERM

         2.1 EMPLOYMENT. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Executive, and Executive accepts such employment, as PRES/COO of the Company.

         2.2 DUTIES. During the term of this Agreement, and excluding any periods of vacation, sick, disability or other leave to which Executive is entitled, Executive agrees to devote substantially all business hours to the business and affairs of the Company and to use Executive's best efforts to perform faithfully and efficiently such responsibilities. Executive shall comply

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with the Company's  policies and procedures;  provided,  that to the extent such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

         2.3 TERM. Subject to the provisions of Article IV, the term of employment of Executive under this Agreement shall be for a period of two (2) years, commencing September 15, 2012, and continuing through September 14, 2014. The term of this Agreement will be extended automatically, in increments of two
(2) years, unless either party gives written notice of termination no less than 90 days prior to expiration of the then current term.

ARTICLE III. COMPENSATION, BENEFITS AND EXPENSES

         3.1 BASE SALARY. During the term of Executive's employment under this Agreement, the Company shall pay Executive a Base Salary at an annual rate that is not less than One Hundred Fifty Thousand Dollars ($150,000) or such higher annual rate as may from time to time be approved by the Board, such Base Salary to be paid in substantially equal regular periodic payments in accordance with the Company's regular payroll practices. At the end of the each years employment, the Board shall review Executive's Base Salary and shall make upward adjustments as appropriate based on competitive salaries for like positions in like sized companies and other appropriate considerations. If Executive's Base Salary is increased from time to time during the term of Executive's employment under this Agreement, the increased amount shall become the Base Salary for the remainder of the term and any extensions of Executive's term of employment under this Agreement and for as long thereafter as required pursuant to Article IV, subject to any later increases.

         3.2 PERFORMANCE BONUSES. Executive shall be entitled to receive bonuses based upon milestones achieved by the Company as set by the Board from time to time.

         3.3 EQUITY INTERESTS PLAN. Executive shall be entitled to receive awards of equity interests in accordance with the then-current company employee equity award interests plan which may be modified from time to time by approval of the Board.

         3.4 OTHER COMPENSATION AND BENEFITS.

                  (a) The  Company  shall  provide or  reimburse  Executive  for family medical and dental coverage and provide life insurance benefits in the amount of one million dollars ($1,000,000) payable to Executive's designee or, if there be no such designee, to Executive's estate. The Company shall also provide Executive with such other benefits as agreed to from time to time by the Executive and the Board. Executive shall be entitled to participate in or receive benefits under any Plan made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such Plans.

                  (b) Nothing paid or provided to Executive pursuant to this paragraph 3.3 or under any Plan made available in the future shall be deemed to be in lieu of the Base Salary, bonuses, incentives or compensation of any other nature otherwise payable to Executive.

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         3.5 VACATION.  For the 2012 calendar year and each subsequent  calendar year that begins during the term of Executive's employment under this Agreement and for each calendar year thereafter as required pursuant to Article IV of this Agreement, Executive shall be entitled to five (5) weeks paid vacation. The time or times at which such vacation days are to be taken shall be reasonably determined by Executive consistent with Executive's duties and obligations under this Agreement. Any such vacation days with respect to a calendar year that are unused as of the last day of such calendar year shall be forfeited.

         3.6 BUSINESS EXPENSES. During the term of Executive's employment under this Agreement and as for as long thereafter as required pursuant to Article IV, the Company shall bear all reasonable, ordinary, and necessary business expenses incurred by Executive in performing Executive's duties as PRES/COO of the Company, including, without limitation, all travel, living and entertainment expenses while away from home on business in the service of the Company, provided that Executive accounts promptly for such expenses to the Company in the manner reasonably prescribed from time to time by the Company.

         3.7 AUTO ALLOWANCE. During the term of Executive's employment under this Agreement and as for as long thereafter as required pursuant to Article IV, the Company shall provide Executive an allowance of Five Hundred Dollars ($500) per month for use of an automobile of Executive's choosing. This allowance is in lieu of any mileage or expense of any type related to automobile usage exclusive however, of any necessary use of rental vehicles while on business away from home. The Board shall annually review the amount of the auto allowance and adjust it upward to reflect increases in Executive's transportation costs.

         3.8 SIGNING BONUS. In anticipation of future services, and in consideration of the other promises herein, the Company shall pay to Executive the sum of Thirty Thousand Dollars ($30,000) as a bonus upon signature by both parties to this Agreement.

ARTICLE IV. EARLY TERMINATION

         4.1 EARLY TERMINATION. Subject to the respective continuing obligations of the parties pursuant to Article V, this Article IV sets forth the terms for early termination of Executive's employment under this Agreement.

         4.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement for Cause. For purposes of this Agreement, "Cause" means (a) an act or acts of serious dishonesty, fraud, or material and deliberate injury taken by Executive, in each case related to the Company or its business, including but not limited to conduct resulting in substantial personal enrichment of Executive at the expense of the Company; (b) repeated violations by Executive of his obligations under paragraph 2.2 which are not remedied within a reasonable period after Executive's receipt of notice of such violations from the Company; or (c) unlawful or criminal conduct that is materially and demonstrably injurious to the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

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         Notwithstanding  the foregoing,  Executive  shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth above in this paragraph 4.2 and specifying the particulars thereof in detail.

         4.3 TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may terminate Executive's employment under this Agreement for Good Reason in accordance with the ensuing provisions of this paragraph 4.3. Termination by Executive for "Good Reason" shall mean termination of employment based on any one or more of the following:

                  (a) An adverse change in Executive's status or position as PRES/COO of the Company, including, without limitation, any adverse change in Executive's status or position as a result of a material diminution in Executive's duties, responsibilities or authority as of the date of this Agreement (or any status or position to which Executive may be promoted after the date hereof) or the assignment to Executive of any duties or responsibilities which are inconsistent with Executive's status or position, or any removal of Executive from or any failure to reappoint or reelect Executive to such positions (except in connection with the termination of Executive's employment for Cause in accordance with paragraph 4.2 hereof or Disability or death in accordance with paragraph 4.4 hereof);

                  (b) A reduction by the Company in Executive's Base Salary as in effect as of the date of this Agreement or as the same may be increased from time to time or a failure by the Company to otherwise comply with Article III; and

                  (c) The taking of any action by the Company that would adversely affect Executive's participation or materially reduce Executive's benefits under any Plan, except for any such action that affects in a similar manner all other employees covered by such Plan.

         4.4 TERMINATION IN THE EVENT OF DEATH OR DISABILITY. The term of Executive's employment under this Agreement shall terminate in the event of Executive's death or Disability.

         4.5  TERMINATION  BY  MUTUAL  AGREEMENT.   The  parties  may  terminate
Executive's employment under this Agreement at any time by mutual written agreement.

         4.6 NOTICE OF TERMINATION;  DATE OF TERMINATION. The provisions of this
paragraph  4.6  shall  apply  in  connection  with  any  early   termination  of
Executive's employment under this Agreement pursuant to this Article IV.

                  (a) For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination. Any purported termination by the Company or by Executive pursuant to this Article IV (other than a termination by mutual agreement pursuant to paragraph 4.5 or death) shall be

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         communicated  by  written  Notice of  Termination  to the  other  party hereto.

                  (b) For purposes of this Agreement, "Date of Termination" shall mean: (1) if Executive's employment is terminated due to death, the last day of the month first following the month during which Executive's death occurs, (2) if Executive's employment is to be terminated for Disability, the end of the month following the month during which a determination of Disability is made and Notice of Termination is given, (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, the date specified in the Notice of Termination, or (4) if Executive's employment is terminated by mutual agreement of the parties, the date specified in such agreement.

         4.7 COMPENSATION UPON TERMINATION, DEATH OR DURING DISABILITY.

                  (a) During any period that Executive fails to perform Executive's duties hereunder as a result of a Disability, Executive shall continue to receive all Base Salary and other compensation and benefits to which Executive is otherwise entitled under this Agreement and any Plan until Executive's Date of Termination.

                  (b)  If  Executive's   employment   under  this  Agreement  is
         terminated on account of Disability or death, the Company shall, within ten (10) calendar days following the Date of Termination, pay any amounts due to Executive for Base Salary through the Date of
         Termination, together with any other unpaid and pro rata amounts to which Executive is entitled as of the Date of Termination pursuant to
         Article III hereof, including, without limitation, amounts which Executive is entitled under any Plan in accordance with the terms of such Plan, and further, including, without limitation, a pro rata portion (prorated through the Date of Termination) of any annual or long-term bonus or incentive payments (for performance periods in effect at the Date of Termination) to which Executive would have been entitled had Executive remained continuously employed through the end of such performance periods and continued to perform Executive's duties in the same manner as performed immediately prior to the Executive's death or disability.

                  (c) If Executive's employment under this Agreement is terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay Executive the Base Salary through the Date of Termination and any amounts to which the Executive is entitled under any Plan in accordance with the terms of such Plan.

                  (d) If Executive's employment under this Agreement is terminated by the mutual agreement of the parties under paragraph 4.5, the Company shall provide Executive with the payments and benefits specified in the mutual agreement.

ARTICLE V. CONFIDENTIAL INFORMATION

         5.1 PROHIBITIONS AGAINST USE. Executive will not during or subsequent to the termination of Executive's employment under this Agreement use or disclose, other than in connection with Executive's employment with the Company, any Confidential Information to any person not employed by the Company or not

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authorized by the Company to receive such Confidential Information,  without the prior written consent of the Company. Executive will use reasonable and prudent care to safeguard and protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this paragraph 5.1 will survive for as long as the Company in its sole judgment considers the information to be Confidential Information. The obligations under this paragraph
5.1 will not apply to any Confidential Information that is now or becomes generally available to the public through no fault of Executive or to Executive's disclosure of any Confidential Information required by law or judicial or administrative process.

ARTICLE VI. NON-COMPETITION

         6.1 Executive agrees to the following non-competition restrictions.

                  (a) NON-COMPETITION. Executive agrees that during the term of this Agreement and for a period of two years (2) years following termination of employment for any reason, Executive will not directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business as conducted during the term of the Agreement or as of the date of such termination of employment or with any part of the Company's contemplated business with respect to which Executive has Confidential Information. For purposes of this clause (a), "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.

                  (b) NON-SOLICITATION - CUSTOMERS AND OTHERS. Executive agrees that for a period of two (2) years following termination of Executive's employment with the Company for any reason, that he will not, directly or indirectly, for Executive's account or business, or the account or business of any other person, in any capacity whatsoever, solicit or induce any customers, consultants, or prospective customers of the Company, to terminate, breach, limit or refrain from entering into, continuing, or otherwise altering such person or organization's relationship with or obligations to the Company.

                  (C) NON-SOLICITATION - EMPLOYEES AND OTHERS. Executive also agrees that for a period of two (2) years following termination of Executive's employment with the Company for any reason, that he will not, directly or indirectly, for Executive's account or business, or the account or business of any other person, in any capacity whatsoever, solicit or induce any employees of the Company to leave their employment with the Company or to become employed with or render services to another business.

ARTICLE VII. GENERAL PROVISIONS

         7.1 NO ADEQUATE REMEDY. The parties declare that it is impossible to accurately measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, other than a claim by Executive for a payment pursuant to

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paragraph  4.7,  the party  against  whom such action or  proceeding  is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not assert in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

         7.2 SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of any Successor of the Company, and any such Successor shall absolutely and unconditionally assume all of the Company's obligations hereunder. Upon Executive's written request, the Company will seek to have any Successor, by agreement in form and substance satisfactory to Executive, assent to the fulfillment by the Company and the Successor of the obligations under this Agreement. Failure to obtain such assent at least three (3) business days prior to the time a person or entity becomes a Successor (or where the Company does not have at least three
         (3) business days' advance notice that a person or entity may become a Successor, within one (1) business day after having notice that such person or entity may become or has become a Successor) shall constitute Good Reason for termination by Executive of employment pursuant to paragraph 4.3. For purposes of this Agreement, "Successor" shall mean any corporation, individual, group, association, partnership, firm, venture or other entity or person that, subsequent to the date hereof, succeeds to the actual or practical ability to control (either immediately or with the passage of time), all or substantially all of the Company's business and/or assets, directly or indirectly, by merger, consolidation, recapitalization, purchase, liquidation, redemption, assignment, similar corporate transaction, operation of law or otherwise.

                  (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die, all such amounts as defined in Article IV 4.7 b), shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

                  (c) Executive may not assign this Agreement, in whole or in any part, without the prior written consent of the Company.

         7.3 NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be personally delivered or mailed postage prepaid, registered or certified U.S. mail, to any party at its address set forth on the last page of this Agreement. Either party may, by notice hereunder, designate a changed address. Any notice hereunder shall be deemed effectively given and received: (a) if personally delivered, upon delivery; or (b) if mailed, on the registered date or the date stamped on the certified mail receipt.

         7.4 WITHHOLDING. To the extent required by any applicable law, including, without limitation, any federal or state income tax or excise tax law or laws, the Federal Insurance Contributions Act, the Federal Unemployment Tax Act or any comparable federal, state or local laws, the Company retains the right to withhold such portion of any amount or amounts payable to Executive

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under this Agreement as the Company (on the written  advice of outside  counsel)
deems reasonably necessary.

         7.5 CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         7.6 GOVERNING LAW. This Agreement shall be construed and governed by the laws of the State of Minnesota. Any disputes arising out of this Agreement shall be determined in the state and federal courts located in Hennepin County, Minnesota. Each of the parties consents to the exclusive jurisdiction of such courts for any disputes arising hereunder.

         7.7 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.8 WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         7.9 MODIFICATION. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

         7.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior employment agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

         7.11 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         7.12 SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Executive's employment hereunder (including, without limitation, the provisions of paragraph 4.7 (relating to compensation)) or beyond the termination of this Agreement (including, without limitation, the provisions of paragraph 5.1 (relating to confidential information) and Article VI (relating to non-competition)), shall continue in full force and effect notwithstanding Executive's termination of employment hereunder or the termination of this Agreement, respectively.

         IN WITNESS WHEREOF, the parties hereto have caused this Executive Employment Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:                                         EXECUTIVE:
IVDESK MINNESOTA, INC.


/s/ Larry D. Ingwersen                           /s/ J. Polakowski
-------------------------------------            ------------------------------
(signature)                                      (signature)
Date signed: 9/14/2012                           Date signed:  9/14/2012



















































                                      -10-